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                 Consent of George A. Hieronymus and Company, L.L.C.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our reports dated as shown in Exhibit A, with respect to the financial statements of those entities as shown in Exhibit A as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated
April 16, 1997, as amended, filed with the Securities and Exchange Commission.




/s/ George A. Hieronymus and Company, L.L.C.
--------------------------------------------
George A. Hieronymus and Company, L.L.C.
Mobile, Alabama
April 28, 1997

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                                  E X H I B I T   A


REAL ESTATE PARTNERSHIP                     REPORT DATE

Athens Arms Associates                      January 27, 1995
Colonial Terrace I Associates               January 27, 1995
Colonial Terrace II Associates              January 27, 1995